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Exhibit 3.53

CERTIFICATE OF INCORPORATION

of

PERKINS PAPERS (USA) WISCONSIN LTD.

        THE UNDERSIGNED, in order to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST. The name of the Corporation is Perkins Papers (USA) Wisconsin Ltd.

          SECOND. The registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock which the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, with no par value, all of which shall be of the same class. Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.

          FIFTH. The name and mailing address of the Incorporator is

      Sandy K. Feldman, Esq.
      Feldman & Associates
      10 East 40th Street
      New York, New York 10016

          SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the Delaware General Corporation law as the same exits or may hereafter be amended.

          SEVENTH. The stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

          EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision set forth in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of August, 2001.

Sandy K. Feldman Sole Incorporator

State of Delaware

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

PERKINS PAPERS (USA) WISCONSIN LTD.

Under Section 242 of the General Corporation Law of the State of Delaware

        PERKINS PAPERS (USA) WISCONSIN LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

          FIRST: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the corporation by deleting Article FIRST thereof in its entirety and substituting in lieu thereof the following:

            "FIRST: The name of the Corporation is Cascades Tissue Group—Wisconsin—Inc."

State of Delaware

          SECOND: The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder of the Corporation in lieu of a meeting in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned affirms under penalties of perjury that the statements made herein are true.

Dated: September 5, 2001

Suzanne Blanchet President

State of Delaware

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

CASCADES TISSUE GROUP—WISCONSIN—INC.

Under Section 242 of the General Corporation Law of the State of Delaware

        CASCADES TISSUE GROUP—WISCONSIN—INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

          FIRST: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the corporation by deleting Article FIRST thereof in its entirety and substituting in lieu thereof the following:

            "FIRST: The name of the Corporation is Cascades Tissue Group—Wisconsin Inc."

          SECOND: The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder of the Corporation in lieu of a meeting in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned affirms under penalties of perjury that the statements made herein are true.

Dated: September 7, 2001

Suzanne Blanchet President

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  Exhibit 3.53
CERTIFICATE OF INCORPORATION of PERKINS PAPERS (USA) WISCONSIN LTD.
State of Delaware
CERTIFICATE OF AMENDMENT of the CERTIFICATE OF INCORPORATION of PERKINS PAPERS (USA) WISCONSIN LTD.
State of Delaware
State of Delaware
CERTIFICATE OF AMENDMENT of the CERTIFICATE OF INCORPORATION of CASCADES TISSUE GROUP—WISCONSIN—INC.